UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California		92606
(Address of principal executive offices)		(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 15, 2011, the Board of Directors (the “Board”) of Newport Corporation (the “Registrant”) appointed Christopher Cox as a member of the Board to fill the existing vacancy on the Board. Mr. Cox is not expected to serve as a member of any committee of the Board.

Mr. Cox is a partner of Bingham McCutchen LLP (“Bingham”), an international law firm, and is President of its subsidiary Bingham Consulting LLC. Bingham has been engaged by the Registrant from time to time commencing in 2011 to provide legal representation on various matters, and the Registrant expects to engage Bingham to provide certain legal services to the Registrant in the future. The Registrant has paid Bingham a total of $827,647 in fees for legal services provided during 2011 through October 2011, related primarily to legal services provided in connection with the Registrant’s acquisition of Ophir Optronics Ltd. The fees represent work performed by other lawyers at Bingham, and not by Mr. Cox. Such fees did not exceed 5% of Bingham’s consolidated gross revenues for such period, and the Registrant believes that the rates charged for the services performed by Bingham represented market rates for such services. Mr. Cox’s compensation as a partner of Bingham may be indirectly affected in part by the fees billed to the Registrant by Bingham. However, the Board has determined that the Registrant’s relationship with Bingham, and Mr. Cox’s relationship with Bingham, will not impair Mr. Cox’s independence as a director, and as such believes that Mr. Cox is an “independent director” as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Cox will recuse himself from any involvement with respect to the retention of, or payments relating to, Bingham by the Registrant.

For his service on the Board, Mr. Cox will receive the regular cash compensation paid and equity compensation awarded by the Registrant to non-employee directors as described under the heading “Non-Employee Director Compensation” in the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2011 in connection with its 2011 Annual Meeting of Stockholders.

In addition, the Registrant has entered into an Indemnification Agreement with Mr. Cox, effective November 15, 2011, in substantially the form previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 12, 2002.

A copy of the press release issued by the Registrant announcing the appointment of Mr. Cox as a director is attached to this report as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Registrant dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: November 17, 2011	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Registrant dated November 17, 2011.